Exhibit 3.1.11

CERTIFICATE OF FORMATION

OF

CHANCELLOR MEDIA/SHAMROCK RADIO LICENSES, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “Delaware Limited Liability Company Act”, hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is:

Chancellor Media/Shamrock Radio Licenses, LLC

SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, New Castle County, Delaware 19801

Executed on JULY 30, 1998

/s/ Jane C. Serena
Jane C. Serena
Authorized Person

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF FORMATION OF

CHANCELLOR MEDIA/SHAMROCK RADIO LICENSES, LLC

It is hereby certified that:

FIRST: The name of the limited liability company (the “Company”) is:

Chancellor Media/Shamrock Radio Licenses, LLC

SECOND: Pursuant to provisions of Section 18-202, Title 6, of the Delaware Code, the Certificate of Formation of the Company is amended as follows:

1. The name of the limited liability company is AMFM Radio Licenses, LLC.

IN WITNESS WHEREOF, the undersigned, the sole member of the Company, has executed this Certificate of Amendment on this 14th day of January, 2000.

AMFM BROADCASTING, INC., formerly known as Chancellor Media/Shamrock Broadcasting, Inc.

By:	/s/ Kathy Archer
Kathy Archer, Senior Vice President

Certificate of Amendment to Certificate of Formation

of

AMFM RADIO LICENSES, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is AMFM RADIO LICENSES. LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on March 10, 2004.

/s/ Kenneth E. Wyker
Name: Kenneth E. Wyker
Title: Authorized Person

DE LL D-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)